Registration No. 333-219443

As filed with the Securities and Exchange Commission on  March 22 , 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1
Amendment 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNICOBE CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	3479 (Primary Standard Industrial Classification Code Number)	30-0855502 I.R.S. Employer Identification Number

Serdike 17A, ap. 37 Sofia, Bulgaria, 1000

Phone: +17028506585

E-mail: unicobecorp@gmail.com

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

BUSINESS FILINGS INCORPORATED.

 311 S Division Street, Carson City, NV 89703

Tel: 608-827-5300

 (Address, including zip code, and telephone number,

Including area code, of agent for service)

Copies to:

Aaron D. McGeary

Attorney & Counsellor at Law

The McGeary Law Firm, P.C.

1600 Airport Fwy., suite 300 Bedford, Texas 76022

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. Ј

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. Ј

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. Ј

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer Ј	Accelerated filer Ј
Non-accelerated filer Ј	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Type of Each Class of Securities to be Registered	Amount to be Registered	(1)	Proposed Maximum Offering Price Per Share	(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee	(3)
Common Stock, par value $0.001 per share	1,500,000		$0.04		$60,000	$6.95
TOTAL	1,500,000		$-		$60,000	$6.95

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

(3) Previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNICOBE CORP.

1,500,000 Shares of Common Stock

$0.04 per share

This is the offering of common stock of Unicobe Corp. and no public market currently exists for the securities being offered. A public market may never develop for the securities being offered, or, if a market develops, may not be sustained. We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations. For the six months ended December 3 1, 2017 we have generated $ 20 , 189 of revenues.

We offered on a best-effort basis 1,500,000 shares of common stock at a price of $0.04 per share in a direct public offering, without any involvement of underwriters or broker-dealers. As of the date of this filing we have 2,120,000 shares issued and outstanding. There is no minimum number of shares that must be sold by us for the offering to proceed; therefore, not all of the shares may be sold. We will retain the proceeds from the sale of any of the offered shares, but the amount raised may be minimal, and there is no assurance that we will be able to raise a sufficient amount to cover our expenses or even cover the costs of the offering.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Kanev will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.04 per share for a period of one year from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 1,500,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. The offering may be extended for up to two years from effectiveness. If the term of the offering is decided to be extend ed beyond its original term, a post-effective amendment to the registration statement describing the new term and updating all other information, including financial information , will be filed .

Unicobe Corp. currently has operations. Any investment in the shares offered herein involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “Risk Factors” on page 9 through 13  before buying any shares of Unicobe Corp.’s common stock. Our independent registered public accountant has issued an audit opinion for Unicobe Corp., which includes a statement expressing a substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that our shares of common stock will ever be quoted on a quotation service or stock exchange, or that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Any funds received, as a part of this offering will be immediately deposited into the Company’s bank account. This account is under the Control of the Company and only Anatoliy Kanev, our Chief Executive Officer, Chief Financial Officer and President, will have the power to authorize a release of funds from this account. We have not made any arrangements to place funds in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. By placing the proceeds of this offering in a separate bank account controlled by the Company, the proceeds will be immediately available to us for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED MARCH 22, 201 8

TABLE OF CONTENTS

THE OFFERING

RISK FACTORS

USE OF PROCEEDS

DETERMINATION OF OFFERING PRICE

DILUTION

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

DESCRIPTION OF BUSINESS

MANAGEMENT

EXECUTIVE COMPENSATION

PRINCIPAL STOCKHOLDERS

DESCRIPTION OF SECURITIES

RELATED PARTY TRANSACTIONS

EXPERTS

LEGAL MATTERS

FINANCIAL STATEMENTS

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “UNICOBE CORP.” REFERS TO UNICOBE CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should consider carefully the information discussed under “RISK FACTORS” and “USE OF PROCEEDS” sections, commencing on pages 9 and 14   , respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Corporate Background and Business Overview

Our Company was incorporated in the State of Nevada on May 19, 2014 to start business operations concerned with application of various laser engravings on glass billets and subsequent selling thereof. For these purposes we will use equipment and raw materials purchased from Bright Progress International Limited. Our office is located at Serdike 17A, ap. 37 Sofia, Bulgaria, 1000. Our phone number is +17028506585.

We have started business operations concerned with the application of various laser engravings on glass billets. Unicobe Corp. has generated $ 20, 189 revenues for the six months ended December 3 1, 2017 from selling laser-engraving products to its customers. Our only employee is our sole director and officer, Mr. Anatoliy Kanev and he will be devoting approximately 75% of his time to our operations.

We require a minimum funding of approximately $30,000 to conduct our business over the next 12 months, and if we are unable to obtain this level of financing through sales of our products, we plan to receive an interest-free loan from Anatoliy Kanev according to the respective loan agreement and amendment to loan agreement concluded between Mr. Kanev and Unicobe Corp., which are filed as Exhibit 10.1 and Exhibit 10.17 accordingly. In the event of selling less than 50%, for example 30%, 25%, 10% or 5% of the offered shares from this offering, the Company will receive an interest-free loan from Anatoliy Kanev. Mr. Kanev has undersigned to loan additional funds under any circumstances at a demand of the Company, unless the total sum of the loan exceeds the limitation of $70,000 from the loan agreement ($40,000) and amendment to loan agreement ($30,000). By the moment of this filing, the loan of the Company from Mr. Kanev is $23,967 ($10,177 from the verbal agreement, Exhibit 10.7 , and $ 13,790 from the loan agreement , Exhibit 10.1 ) . Currently, t he funding remain ing available to the company is $56,210 according to the loan agreement ($26,210) and the amendment to loan agreement ($30,000) filed as Exhibit 10.1 and Exhibit 10.17 respectively .

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations. As of December 31, 2017, we have attracted six customers.

We are a company which has $20,189 revenues for the six months ended December 31, 2017, $ 1,293 worth of inventory, a purchased web-page (www.unicobecorp.com) and have net income of $3,832 for the six month period ended December 31, 2017. Our independent registered public accountant has issued an audit opinion for Unicobe Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of approximately $30,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. We believe we will also be able to increase our capital through sales of our products. If we are unable to obtain minimum funding of approximately $30,000, we plan to receive an interest-free loan from Anatoliy Kanev according to the respective loan agreement and and amendment to loan agreement concluded between Mr. Kanev and Unicobe Corp., which are filed as Exhibit 10.1 and Exhibit 10.17 accordingly. Currently, the funding remaining available to the company is $56,210 according to the loan agreement ($26,210) and the amendment to loan agreement ($30,000).

Even if we raise $30,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	UNICOBE CORP.
The offering:	Self-underwritten, best efforts offering with no minimum subscription requirement.
Securities Being Offered:	1,500,000 shares of common stock
Total Amount Of Shares Of Common Stock Outstanding After The Present Offering:	3,620,000 shares
Price Per Share:	$0.04
No Revocation:	Once you submit a subscription agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid.
Duration of the Offering:

The shares will be offered for a period of one year from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 1,500,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within thirty days (30) of the close of the offering.

Gross Proceeds if 100% of the Shares Are Sold	$60,000
Gross Proceeds if 75% of the Shares Are Sold	$45,000
Gross Proceeds if 50% of the Shares Are Sold Gross Proceeds if 25% of the Shares Are Sold Gross Proceeds if 10% of the Shares Are Sold	$30,000 $15,000 $7,500 Furthermore, if the Company does not sell any shares from this offering, it will not receive gross proceeds accordingly.
Securities Issued and Outstanding:

There are 2,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director Anatoliy Kanev and 120,000 to our shareholders. Our initial offering closed on June 6, 2016 . Initially we sold 440,000 shares for a total raise of $17,600, but we subsequently canceled the subscription of 320,000 shares. The amount of proceeds that were returned to investors was $12,800, while the Company retained $4,800. The shares were returned after the Company discovered some inconsistencies with respect to the identifying documents provided by the investors. The inadequacy of the documentation raised the suspicion that the Company may had been misled with respect to the actual identity of the investors. Out of the abundance of caution, the Company believed it would be in its best interest to return the funds and have the shares cancelled.

Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.
Address:	Serdike 17A, ap. 37 Sofia, Bulgaria, 1000
Telephone Number:	+17028506585

Selected financial data

The summarized financial data presented below is derived from, and should be read in conjunction with, our unaudited financial statements and related notes as of December 31, 2017.

As of December 31, 2017 (Unaudited)

Balance Sheet
Total Assets	$21,027
Total Liabilities	$23,967
Stockholders’ Deficit	$(2,940)
Three months ended December 31, 2017
Income Statement
Gross profit	$15,547
Total Expenses	$(11,715)
Net Loss	$3,832

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including the documents incorporated by reference into this prospectus, includes some statements that are not purely historical or do not relate to present facts or conditions which may be considered as forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial standing, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

 RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business performance and financial standing could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to our Business

Some of the existing companies that engage in application of laser engravings on glass and other billets and sales thereof have a greater, more established outlet than us.

There are few barriers of entry in the manufacture and sale of glass souvenirs, gifts and other laser engraved products, one of them being competition, which is not extremely high, but still substantial. There are several domestic companies offering the same type of products. Among these one should mention the Smartarts1 and Laser D2. We will be in direct competition with them. Since they have some years of experience these companies have greater financial capabilities than us and will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us.

We have earned revenue and our ability to sustain our operations is dependent on our ability to raise financing. Our independent registered public accountant has expressed substantial doubt about our ability to continue as a going concern.

We have net income of $ 3,832  as of December 31, 2017, and have revenues of $ 20,189 for the six months ended December 31, 2017.  Our future is dependent upon our ability to obtain financing and upon future profitable operations in the manufacturing and distribution of our products. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. We do, however, anticipate that we will require approximately $30,000 over the next 12 months to continue operations. These factors raise substantial doubt that we will be able to continue as a going concern. Heaton & Company, PLLC our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern in its audit report. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital through sales of our products, we plan to receive an interest-free loan from Anatoliy Kanev; otherwise we will not be able to complete our business plan. You should consider our independent registered public accountant’s report when determining if an investment in Unicobe Corp. is suitable.

We require minimum funding of approximately $30,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, we will obtain funding under the loan agreement and amendment to loan agreement concluded with Mr. Kanev, which are filed as Exhibit 10.1 and Exhibit 10.17 accordingly. Currently, the funding remaining available to the company is $56,210 according to the loan agreement ($26,210) and the amendment to loan agreement ($30,000) .

The effect of the recent economic crisis may impact our business performance or financial standing.

1 www.smartarts.bg/?p=1

2 www.laserd.bg/

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. One of the core markets for our products is the tourist. Hence success of our business depends greatly on how these macroeconomic developments may affect the tourism industry. Another core market for our products is a corporate client, which would place with us their orders for corporate gifts and souvenirs. Accordingly, our potential corporate customers may never start spending with us, due to solvency issues or other negative consequences caused by the recent global financial crisis. A slow or uneven pace of economic recovery would negatively affect our ability to start our manufacture and distribution business and obtain financing.

Further, the billets for our products are currently procured from a Chinese company and, should there be an interruption in the supply of billets, we will find another supplier according to our database of suppliers.

We operate in a competitive environment, and if we are unable to compete with our competitors, our business, financial standing, cash flows and prospects could be materially affected.

We operate in a competitive environment. Our competition includes several midsized companies with similar products who manufacture and distribute at competitive prices (Smartarts, Laser D). This competitive environment could materially adversely affect our business, financial standing, cash flows and prospects.

Because we will order our materials for engraving from overseas, a disruption in the delivery of imported products may have a greater effect on us than on our competitors.

We will import raw materials from China. Therefore, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in Bulgaria. Deliveries of our products may be disrupted through factors such as:

- Raw material shortages, work stoppages, strikes and political unrest;

- Fuel price increases;

- Problems with ocean shipping, including work stoppages and shipping;

- Container shortages;

- Increased inspections of import shipments or other factors causing delays in shipments; and

- Economic crises, international disputes and wars.

Some of our competitors’ warehouse products they import from overseas, which allow them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results. To respond to competitive pricing pressures, we will have to offer our products at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on products in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

If Anatoliy Kanev, our current sole officer and director, should resign or die, we will not have a chief executive officer, which could result in the cessation of our operation. If that should occur, you could lose your investment.

We extremely depend on the services of our sole officer and director, Anatoliy Kanev, for the future success of our business. The loss of the services of Anatoliy Kanev could have an adverse effect on our business performance and financial standing. If he should resign or die, we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

Because our principal assets are located outside of the United States and Anatoliy Kanev, our sole director and officer, resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Mr. Kanev, or to enforce a judgment rendered by a United States court against us or Mr. Kanev.

Our principal operations and assets are located outside of the United States, and Anatoliy Kanev, our sole officer and director, is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Kanev in the United States, and it may be difficult to enforce any judgment rendered against Mr. Kanev. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Kanev, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Bulgaria may render that investor as unable to enforce a judgment against the assets of Mr. Kanev. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, since our assets are located outside the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtain a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Accordingly, if we file for bankruptcy protection or creditors against us file a petition for involuntary bankruptcy, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. If that happens, you will lose your investment and your funds will be used to pay creditors.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable.  The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of this offering.  The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company’s business strategy and accomplish the Company’s objectives.  Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Risks Associated with our Common Stock

We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus, and such price does not reflect the actual market price for the securities. Consequently, there is an increased risk that you may not be able to re-sell our common stock at the price you bought it for.

We determined the offering price of $0.04 per share of the common stock offered pursuant to this prospectus arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering.  If the market price for our stock drops below the price, which you paid, you may not be able to re-sell our common stock at the price you bought it for.

Our common stock may never be quoted on the OTC Bulletin Board. To be quoted on the OTCQB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, and there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCQB. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board.  When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the SEC declares the Registration Statement relating to this prospectus effective. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We may in the future issue additional shares of common stock, which will dilute share value of investors in the offering.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 2,120,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 2,120,000 shares of our common stock since our inception on May 19, 2014. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We have nine holders of record of our common stock as of the date of this prospectus.

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100% respectively of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated.

	50% of offering the ($30,000)	75% of offering the ($45,000)	100% of offering the ($60,000)
Gross proceeds	$30,000	$45,000	$60,000
Registration Costs	$8,000	$8,000	$8,000
Net proceeds	$22,000	$37,000	$52,000
The net proceeds will be used as follows
Legal and Professional fees	$10,000	$10,000	$10,000
Laser-engraving machines	-	$8,000	$16,200
Operating supply	$5,100	$6,900	$9,000
Website development	$1,500	$2,500	$3,000
Office set-up	$1,700	$2,000	$3,600
Marketing campaign	$2,500	$3,500	$5,300
Technician work	-	$2,400	$3,100
Additional	$1,200	$1,700	$1,900

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. If we raise less than 50% of the offering proceeds the Company expects to increase its capital through sales of our products. In addition to that, Anatoliy Kanev, our sole officer and director, has agreed to loan the company funds according the respective loan agreement and  amendment to loan agreement to complete the registration process and to maintain a reporting status with the SEC. Mr. Kanev has undersigned to loan additional funds under any circumstances at a demand of the Company, unless the total sum of the loan exceeds the limitation of $70,000 from the loan agreement ($40,000) and amendment to loan agreement ($30,000). By the moment of this filing, the loan of the Company from Mr. Kanev is $23,967 ($10,177 from the verbal agreement, Exhibit 10.7, and $13,790 from the loan agreement, Exhibit 10.1). Currently, the funding remaining available to the company is $56,210 according to the loan agreement ($26,210) and the amendment to loan agreement ($30,000) filed as Exhibit 10.1 and Exhibit 10.17 respectively. If we raise over 50% of the offering proceeds, the Company will not be required to loan any funds from Mr. Kanev and will be able to operate using the acquired offering proceeds and the revenue from sales of our products. No proceeds from this offering will be used to repay Mr. Kanev for any funds advanced for the purpose of completing the registration process. We will require a minimum funding of approximately $30,000 to conduct our proposed operations for a minimum period of one year including costs associated with this offering and maintaining a reporting status with the SEC.

                                                                     DETERMINATION OF OFFERING PRICE

We have determined the offering price of the shares arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

Among the factors considered were:

•        Our lack of operating history;

•        The proceeds to be raised by the offering;

•        The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and

•        Our relative cash requirements.

 DILUTION

The price of the current offering is fixed at $0.04 per share. This price is significantly higher than the price paid by the Company’s sole officer and director, Anatoliy Kanev, for common equity since the Company’s inception on May 19, 2014. Mr. Kanev paid $0.001 per share for the 2,000,000 shares of common stock he purchased from the Company and our shareholders paid $0.04  per share for 120,000 shares  of common stock during March-April 2016. Our initial offering closed on June 6, 2016 . Initially we sold 440,000 shares for a total raise of $17,600, but we subsequently canceled the subscription of 320,000 shares. The amount of proceeds that were returned to investors was $12,800, while the Company retained $4,800. The shares were returned after the Company discovered some inconsistencies with respect to the identifying documents provided by the investors. The inadequacy of the documentation raised the suspicion that the Company may had been misled with respect to the actual identity of the investors. Out of the abundance of caution, the Company believed it would be in its best interest to return the funds and have the shares cancelled.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of December 31, 2017, the net tangible book value was $( 2, 940) and the net tangible book value per share was $(0.004) based upon 2,120,000 shares outstanding.

If 100% of shares are sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 3,620,000 shares to be outstanding will be $42,734  or approximately $0.0118 per share. The net tangible book value per share prior to the offering is $(0.004). The net tangible book value of the shares held by our existing stockholders will be increased by $0.0158 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.04 per share to $0.0282 per share.

After completion of this offering, if 1,500,000 shares are sold, investors in the offering will own 41.44% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.04 per share. Our existing stockholders will own 58.56% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,120 or $0.001 per share.

If 75% of shares are sold:

Upon completion of this offering, in the event 1,125,000 shares are sold, the net tangible book value of the 3,245,000 shares to be outstanding will be $27,734 or approximately $0.0085 per share. The net tangible book value per share prior to the offering is $(0.004). The net tangible book value of the shares held by our existing stockholders will be increased by $0.0125 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution per share from $0.04 per share to $0.0315 per share.

After completion of this offering investors in the offering will own 34.67% of the total number of shares then outstanding for which they will have made cash investment of $45,000, or $0.04 per share. Our existing stockholders will own 65.33 % of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,120 or $0.001 per share.

If 50% of shares are sold:

Upon completion of this offering, in the event 750,000 shares are sold, the net tangible book value of the 2,870,000 shares to be outstanding will be $12,734 or approximately $0.0044 per share. The net tangible book value per share prior to the offering is $(0.004). The net tangible book value of the shares held by our existing stockholders will be increased by $0.0084 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution per share from $0.04 per share to $0.0356 per share.

After completion of this offering investors in the offering will own 26.13% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.04 per share. Our existing stockholders will own 73.87% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,120 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$(0.004)
Potential gain to existing shareholders	$60,000
Net tangible book value per share after offering	$0.0118
Increase to present stockholders in net tangible book value per share after offering	$0.0158
Number of shares outstanding before the offering	2,120,000
Number of shares after offering assuming the sale of the maximum number of shares	3,620,000
Percentage of ownership after offering	58.56%
Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.04
Dilution per share	$0.0282
Capital contributions	$60,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	41,44%
Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.04
Dilution per share	$0.0315
Capital contributions	$45,000
Number of shares after offering held by public investors	1,125,000
Percentage of ownership after offering	34.67%
Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.04
Dilution per share	$0.0356
Capital contributions	$30,000
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	26.13%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Unicobe Corp. had 2,120,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company registered an additional 1,500,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Anatoliy Kanev will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Kanev is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Kanev will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based directly or indirectly on transactions in our securities. Mr. Kanev is not, nor has been within the past 12 months, a broker or dealer, and he is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Kanev will continue to perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Kanev will not and has not participated in selling an offering of securities for any issuer more than once every 12 months.

Unicobe Corp. will receive all proceeds from the sale of the 1,500,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. To be quoted on the OTCQB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, there is no guarantee that a market marker will file an application on our behalf, and even if an application is filed; there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCQB.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if a qualification requirement is available and with which Unicobe Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Unicobe Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be $8,000.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year. The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 1,500,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until the SEC declares this registration statement effective.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

•        Execute and deliver a subscription agreement; and

•        Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Unicobe Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within thirty days (30) of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

For the six months ended December 31, 2017 we have generated revenues from our business operations of $ 20,189 and our net income as of December 31, 2017 was $ 3,832. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We have been utilizing and may utilize funds from Anatoliy Kanev, our sole officer and director, who has concluded the loan agreement, verbal agreement and amendment to loan agreement with Unicobe Corp., filed as Exhibit 10.1, Exhibit 10.7 and Exhibit 10.17 accordingly, to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. From the period of inception (May 19, 2014) to the day of this filing Mr. Kanev advanced to the Company $23,967 pursuant to the verbal agreement ($10,177) and loan agreement ($13,790) (Exhibits 10.7 and 10.1 accordingly). Mr. Kanev has undersigned to loan additional funds under any circumstances at a demand of the Company, unless the total sum of the loan exceeds the limitation of $70,000 from the loan agreement ($40,000) and amendment to loan agreement ($30,000). Currently, the funding remaining available to the company is $56,210 according to the loan agreement ($26,210) and the amendment to loan agreement ($30,000) filed as Exhibit 10.1 and Exhibit 10.17 respectively.  The loan is not interest bearing, without any profit and has no set maturity date, and the Company intends to repay the loan as cash flow becomes available. The repayment of the loan to Mr. Kanev will be started once the Company generates a sufficient amount of revenues to operate profitably, and pay all bills and expenses associated with the activities of the Company.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated revenues. Our only sources for cash at this time are selling our  laser engraving products to the customers, proceeds from this offering or funds obtained under the loan agreement and amendment to loan agreement concluded between Mr. Kanev and Unicobe Corp., which are filed as Exhibit 10.1 and Exhibit 10.17.

Plan of Operation

We were incorporated in the State of Nevada on May 19, 2014. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have purchased two laser-engraving machines, and a web-page (www.unicobecorp.com). For the six months ended December 31, 2017 we have  net income of $ 3,832. As of December 31, 2017, we had total assets of $ 21,027, and total liabilities of $ 23,967, respectively. Our business office is located at:  Serdike 17A, ap. 37 Sofia, Bulgaria, 1000. To meet our needs for cash we are attempting to raise money from this offering and sell our laser engraving products. If we are unable to successfully find additional customers who will buy our products from us, we may quickly use up the proceeds from Anatoliy Kanev, our sole officer and director, who has concluded the loan agreement and amendment to loan agreement with Unicobe Corp.,  which are filed as Exhibit 10.1 and Exhibit 10.17.

Our business is the application of laser engravings of various forms and shapes onto glass billets and distribution thereof. We are able to manufacture tourist souvenirs and custom visibility products for corporate clients as represented by various businesses, and products with unique laser engravings for individual customers (with the possibility of using a design provided by a customer).

As of the day of this filing Unicode Corp. has purchased two 3D Crystal Laser engraving machines from a Chinese vendor. These machines are modern, have advanced functions and will serve for expediting the range of offered engraving products of the highest quality level. The latest Agreement is filed as Exhibit 10.12 to this registration statement.

Depending on the amount of investments raised as a result of this offering we plan to purchase additionally two or four laser engraving machines with sufficient operating supplies for them. Upon completion of our public offering and depending on the amount of investments raised, our specific goal is to profitably sell glass products with laser engravings in Bulgaria and other countries. Our plan of operations is as follows:

Our operations will be limited due to the limited amount of funds and operating equipment on hand. In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

Organizing our working place

The leased office is currently set up with first needed  supplies and furniture, which Mr. Kanev gave for the Company at no charge. Once we attract additional funds we plan to set up the office with modern necessary equipment. We believe that it will cost approximately from $1,700 to $3,600 to organize an office in this case and obtain the necessary office equipment and place our engraving machines there. Anatoliy Kanev, our sole officer and director will handle our administrative duties.

Developing Our Website

Our sole officer and director, Anatoliy Kanev has already registered a web domain for this purpose. We plan to hire a web designer to help us design and develop our website once we attract additional funds to our company.  We do not have any written agreements with any web designers at the current time. We believe that it will cost between $1,500 and $3,000 for our website to be operational. It will take up to 150 days to develop our website. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiate agreements with wholesale customers

We will negotiate terms and conditions of collaboration with our future wholesale customers. At the beginning, we plan to focus primarily on larger chain stores that sell various types of touristic souvenirs, tourist shops and kiosks. Then we plan to expand our target market to corporate clients. And then, as a last stage of market expansion, we plan to introduce a separate section on our web-page for individual private customers, providing them with an opportunity to either use our custom design or propose their own ones. Even though the negotiation with potential wholesale customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may be harmed.

Marketing Campaign

We are working on our marketing through out every stange of our operations. We are planning to use marketing strategies, such as web advertisements, direct mailing and phone calls to acquire additional customers. We also will use Internet promotion tools on Facebook and Twitter to advertise our products and company. We intend to spend from $2,500 to $5,300 on marketing efforts during the first year from the attracted funds in this offering. Marketing is an ongoing matter that will continue during the life of our operations.

Even if we are able to obtain a sufficient number of service agreements at the end of the twelve-month period after this offering, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures.

Hire a Salesperson

In case of selling 50% of the offred shares we will not hire any technician for maintainin our equipment. If we sell at 75% of the shares in this offering, we intend to hire one technician to assist our sole officer and director Anatoliy Kanev with the operation of laser engraving machines. This will help Mr. Kanev to focus more on distribution, marketing and contacts with individual private customers, and to set up agreements with wholesale customers to buy our souvenir glass products. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations. We therefore expect to incur the following costs in the next 12 months about our business operations and SEC filing requirements:

	50% of offering the ($30,000)	75% of offering the ($45,000)	100% of offering the ($60,000)
Gross proceeds	$30,000	$45,000	$60,000
Registration Costs	$8,000	$8,000	$8,000
Net proceeds	$22,000	$37,000	$52,000
The net proceeds will be used as follows
Legal and Professional fees	$10,000	$10,000	$10,000
Laser-engraving machines	-	$8,000	$16,200
Operating supply	$5,100	$6,900	$9,000
Website development	$1,500	$2,500	$3,000
Office set-up	$1,700	$2,000	$3,600
Marketing campaign	$2,500	$3,500	$5,300
Technician work	-	$2,400	$3,100
Additional	$1,200	$1,700	$1,900

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations. As of December 31, 2017 we have attracted six customers, for the six months ended December 31, 2017 we have generated $ 20,189 of revenues. However, there is no guarantee that over the next 12 months we will generate significant revenues and there is no guarantee that we will be able to raise funds through this offering. In this case in order to continue operations we plan to utilize funds under the loan agreement and amendment to loan agreement concluded between Mr. Kanev and Unicobe Corp. If we are unable to attract additional customers and cannot generate sufficient revenues to continue operations, we will obtain funds under an interest-free loan agreement concluded between our director, Mr. Kanev and Unicobe Corp. Currently, the funding remaining available to the company is $56,210 according to the loan agreement ($26,210) and the amendment to loan agreement ($30,000) filed as Exhibit 10.1 and Exhibit 10.17 respectively.

Anatoliy Kanev, our sole officer and director, will be devoting approximately 75% of his time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mr. Kanev has agreed to commit more time as required. Because Mr. Kanev will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted which could result in a lack of revenues.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. For the six months ended December 31, 2017 we have generated $ 20,189 of revenue. We cannot guarantee that we will be successful in our future business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Results of operations

Results of Operations for the year s ended June 30, 2016 and June 30, 2017:

Revenue and cost of goods sold

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For the year ended June 30, 2016 and June 30, 2017 the Company generated total revenue of $9,095 and $35,426 respectively, from selling laser engraving products to its customer. The cost of goods sold for the year ended June 30, 2016 and June 30, 2017 was $2,317 and $3,763 respectively, which represent the cost of raw materials and overhead. Such increase in gross profit is due to using cheaper raw materials.

Operating expenses

Total operating expenses for the year ended June 30, 2016 and June 30, 2017, were $25,366 and $26,628 respectively. The operating expenses included accounting fees of $8,500 for year ended June 30, 2016 and $8,750 for the year ended June 30, 2017; bank charges of $693 for the year ended June 30, 2016 and $1,917 for the year ended June 30, 2017; depreciation expense of $1,018 for the year ended June 30, 2016 and $1,345 for the year ended June 30, 2017; regulatory filings of $12,124 for the year ended June 30, 2016 and $6,200 for the year ended June 30, 2017; computer and internet expenses of $0 for the year ended June 30, 2016 and $15 for the year ended June 30, 2017;legal fees of $1,950 for the year ended June 30, 2016 and $6,500 for the year ended June 30, 2017and a rent expense of $1,080 for the year ended June 30, 2016 and $1,902 for the year ended June 30, 2017.

Net Loss

The net loss/income for the year ended June 30, 2016 and June 30, 2017 was loss $18,588 and income $5,035 respectively.

Results of Operations for the six month s period ended December 31, 2017 and 2016:

Revenue and cost of goods sold

For the six month period s ended December 31, 2017 and  2016 the Company generated total revenue of $ 20,189 and $ 16,326 respectively, from selling laser engraving products to its customers. The cost of goods sold for the six month period s ended December 31, 2017 and 2016 was $ 4,642 and $ 2,088 respectively, which represent the cost of raw materials. The increase in revenue is due to a increase in sales and searching for cooperation with new customers.

Operating expenses

Total operating expenses for the six month period s ended December 31, 2017 and 2016, were $11,715 and $16,593, respectively. The operating expenses included accounting/audit fees of $6,250 for the six month period ended December 31, 2017 and $5,250 for the six month period ended December 31, 2016; depreciation expense of $673 for the six month period ended December 31, 2017 and $672 for the six month period ended December 31, 2016; bank charges of $292 for the six month period ended December 31, 2017 and $469 for the six month period ended December 31, 2016; regulatory filings of $200 for the six month period ended December 31, 2017 and $6,200 for the six month period ended December 31, 2016; rent expense of $1,300 for the six month period ended December 31, 2017 and $1,002 for the six month period ended December 31, 2016 and a legal fees of $3,000 for the six month period ended December 31, 2017 and $3,000 for the six month period ended December 31, 2016.

Net Loss

The net income/loss for the six month period s ended December 31, 2017 and 2016 was income $3,832 and loss $2,355 respectively.

Liquidity and Capital Resources and Cash Requirements

Our initial offering closed on June 6, 2016.   Initially we sold 440,000 shares for a total raise of $17,600, but we subsequently canceled the subscription of 320,000 shares. The amount of proceeds that were returned to investors was $12,800, while the Company retained $4,800. The shares were returned after the Company discovered some inconsistencies with respect to the identifying documents provided by the investors. The inadequacy of the documentation raised the suspicion that the Company may had been misled with respect to the actual identity of the investors. Out of the abundance of caution, the Company believed it would be in its best interest to return the funds and have the shares cancelled.

At December 31, 2017, the Company had cash of $508 ($1,555 as of June 30, 2017). Furthermore, the Company had a working capital deficit of $9,420 ($13,925 as of June 30, 2017 ). The increase in working capital deficit is attributed to increase in deferred revenue and not generating commensurate revenue.

During the six month period s ended December 31, 2017, the Company used $1,047 of cash in operating activities due to its net income and decrease in raw material inventory of $4,642, decrease in prepaid rent of $1,300, increase in accounts receivable of $11,494 and depreciation of $673.

During the six month period s ended December 31, 2017, the Company used no cash in investing activities.

During the six month period s ended December 31, 2017, the Company generated no cash in financing activities .

Anatoliy Kanev, our sole officer and director, will be devoting approximately 75% of his time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mr. Kanev has agreed to commit more time as required. Because Mr. Kanev will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted which could result in a lack of revenues.

There is no assurance that our company will be able to obtain further funds required for our continued working capital requirements.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon public offering and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited financial statements, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared assuming that we will continue as a going concern, which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

 DESCRIPTION OF BUSINESS

Organization within the Last Five Years

We were incorporated in the State of Nevada on May 19, 2014. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. Our business office is located at Serdike 17A, ap. 37 Sofia, Bulgaria, 1000.  Our telephone number is +17028506585.

In General

We were incorporated in the State of Nevada on May 19, 2014. We just recently started our operations. Our business is the application of various types and shapes of laser engravings onto glass billets and distribution thereof primarily in Bulgaria and neighboring countries. We have generated $ 20,189 of revenues for the six months ended December 31, 2017.

Since the inception, we have offered on a best-effort basis 1,500,000 shares of common stock at a price of $0.04 per share in a direct public offering. Our initial offering closed on June 6 , 2016.  Initially we sold 440,000 shares for a total raise of $17,600, but we subsequently canceled the subscription of 320,000 shares. The amount of proceeds that were returned to investors was $12,800, while the Company retained $4,800. The shares were returned after the Company discovered some inconsistencies with respect to the identifying documents provided by the investors. The inadequacy of the documentation raised the suspicion that the Company may had been misled with respect to the actual identity of the investors. Out of the abundance of caution, the Company believed it would be in its best interest to return the funds and have the shares cancelled. Today , we offer 1,500,000 shares of common stock at a price of $0.04 per share in a direct public offering.

We need proceeds from this offering to start our 12-month plan of operation. The total estimated minimum amount of funds required to develop our business is approximately $30,000. We need funds for offering costs, general administrative expenses, production equipment purchase, business development, marketing costs, support materials and costs associated with being a publicly reporting company. We have generated revenues from operations to date.

Our products can be divided into three categories: 1) mass market tourist souvenirs; 2) corporate gifts, souvenirs and insignia; 3) individually designed laser engraved glass products for personal use as an element of interior design or memento. Success of our business plan will depend on the flow of tourists, business climate and economic progress of Bulgaria and the region. A downturn of tourism particularly and corporate sector in general can adversely affect our intended business.

We will distribute our laser engraved glass products in Bulgaria and neighboring countries. We plan to use various distribution channels for various types of customers. We plan to distribute mass-market souvenirs via supermarkets of large retail chains, tourist shops and kiosks; corporate clients and individual clients will be covered by our web page and targeted marketing exercises.

Product Overview

Unicobe Corp.’s business is in applying standard and custom laser engravings on glass billets of various shapes to be sold to both mass-market consumers and individual clients. Individual customers may use either Unicobe-proposed designs or their own.

We plan that our production capacities will allow us to manufacture souvenirs, tourist-oriented products, up-market gifts and interior design items from glass based on advanced and unique designs and templates.

As of the day of this filing Unicode Corp. has purchased two 3D Crystal Laser engraving machines from a Chinese vendor. These machines are modern, have advanced functions and will serve for expediting the range of offered engraving products of the highest quality level. The latest Agreement is filed as Exhibit 10.12 to this registration statement.

Unicobe Corp. has the ability to manufacture such original items as, for example:

• Advertising or corporate glass souvenirs with brand identity of the customer;

• High-end souvenir-like glass gifts and awards;

• Custom designed nameplates.

However, first, we intend to launch a mass manufacture of inexpensive laser-engraved tourist souvenirs of various shapes.

JG-7040SG Laser Engraving Machine

Machine Features:

1. Honeycomb and aluminous strip panel double-face working table is suitable for processing different kinds of non-metal materials.

2. Automatic up and down working table, easy and flexible operation.

3. Equipped with Ultrasonic Auto-focus System to meet different processing demand.

4. Closed-design for top and bottom exhaust systems, ensures the safety of the processing, worriless whole process.

5. Equipped Rotary engraving attachment for engraving cylindrical objects.

Applications:
Applicable Material: Acrylic, Wood, Glass, Bamboo, Marble, Paper, Leather, ABS Plastic, Plywood, MDF, PMMA, Plexiglas, Cardboard, etc.
Applicable Industries: Advertising, Signs, Promotional Items, Crafts & Gifts, Plaques, Trophies, Awards, Bangles, Badges, Tags, Key Chains, Souvenirs, Precise Ornaments, Architecture Modeling, etc.
Technical Parameters:
Laser type	Hermetic and detached CO2 glass laser tube
Laser power	50W
Working area	700mmЧ400mm
No-load max speed	0-24000mm/min
Working table	Honeycomb and strip panel double-face working table Automatic up & down distance: 0-150 mm
Repeating location accuracy	±0.1mm
Motion system	5 inches LCD display, Offline stepping motor system

Raw Materials

The Company strives to widen the choice of our laser-engraved souvenirs, gifts and other goods made of different materials. The Company pays special attention to the quality of raw materials that we produce our goods from because the final result of our operations depends on what it has been made from. Over its lifetime, the Company has acquired a large variety of raw materials required to meet the clients’ demand and remain competitive from a Chinese vendor. The materials we offer are glass, plexiglass, aluminum, plastic and metal (plaques for awards). The total cost of the raw materials on hand as of the date of this filing equals $1,293. The Company presents the list of raw materials currently available below:

Name of Raw Material	Remaining Amount
Glass plate	123
Set of four glasses	702
Plexiglass	468

Potential Customers

Our President and Director, Anatoliy Kanev, will market our product and negotiate with potential customers and wholesale buyers. We intend to develop and maintain a database of potential corporate clients who may be interested in our products. We will follow up with these clients periodically and offer them free samples, presentations and special discounts from time to time. We plan to attend trade shows in our industry to exhibit our products with a view to find new customers.

Three main categories of our clients are:

•        Tourists coming to spend their vacations to Bulgaria and neighboring countries. First of all, we rely on the tourism potential of Bulgaria. In 2013, 9.2 mln tourists visited Bulgaria. Tourists from Greece, Romania and Turkey comprise 40% of all persons attending the country. Tourism sector in Bulgaria constituted 13.6% of GDP, having provided for 111,856 workplaces in 2013. During three summer months of 2013 the average amount of tourists in Bulgaria reached 1.5 mln persons per month, 61% of whom came from the European Union3, which, in turn, suggests serious potential solvent demand for our products. In the recent years, the average annual increment of tourists in Bulgaria has comprised 6%4. When marketing our products to this segment of the market we plan to cooperate with both local retailers of tourist products (tourist shops, kiosks, tents etc.), and larger wholesalers (tourist agencies, retail chains etc.).

•        Individual customers will address us in order to get laser engravings on glass based on their individual preferences or designs or designs developed by us.

•        Corporate clients, representing large, medium and small-scale businesses, various associations etc. This is a rather substantial segment of the market, which grows and regularly generates demand for various corporate gifts, souvenirs; items that promote brand awareness etc.

3 www.nsi.bg/en/content/7058/arrivals-visitors-abroad-bulgaria-months-and-country-origin

4 bulgariatravel.org/en/dynamic_page/85

Competition

We know that there are a number of obstacles to entering the market of laser engravings on glass objects and the competition is rather high. There are several companies (Smartarts and Laser D) that offer similar services and products and we will have to compete with them. We see the main competitive advantage of our competitors in the established customer base and marketing outlets. But review of products of our competitors shows that our products are more exclusive, our assortment of products is wider, delivery times are faster, quality is better, approaches to business are more flexible and, very importantly, our equipment is more modern and efficient than that of the competitors, which gives us good chances for occupying a considerable market niche. Attracting new customers will be also supported by a client-oriented approach of Unicobe Corp., accentuating practical mutually beneficial cooperation with all the clients.

One of our biggest competitive advantages is that our engraving machines are modern and efficient. This means that we are able to produce more products at the same period of time using fewer resources such as electricity, accompanying raw materials and consumables for the machine. The modern machine that is at our disposal also provides a wider range of creative possibilities at creating laser-engraved products, therefore allowing for another serious competitive advantage. Faster delivery time by Unicobe Corp., first of all, means the way we see our interaction with individual clients. One of the business operations of Unicobe Corp. is the selling of glass products manufactured according to the unique designs submitted by individual clients dedicated to special occasions, events, memorable moments etc.

Some of the competitive factors that may affect our business are as follows:

1. Number of Competitors Increase: other companies may follow our business model of distributing laser engraved glass billets, which will reduce our competitive edge.

2. Price: Our competitors may be selling similar product at a lower price forcing us to lower our prices as well and possibly sell our product at loss.

3. Substitute Products: competitors may substitute laser engraved glass billets with similar products from plastic.

Marketing

The sales strategy will be based on communicating that owning a product by Unicobe Corp., either a mass-market souvenir or a high-end customs-made model, is a source of pride and appreciation. Memorable products by Unicobe Corp. attracts attention, as a piece of interior design always staying in sight, be it an individual customer or large corporate client or a tourist. Our products may also be considered as a long-term investment since the life cycle of our products is rather lengthy and the design stays up-to-date almost infinitely. Especially, given the fact that we plan to affix every product, including those distributed via retail points, with a business card with information about Unicobe Corp., information about the product and contact details. And in order to enhance the feeling of uniqueness of our products, we may also indicate a unique reference number on the business card to accompany each Unicobe Corp. product.

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Employees; Identification of Certain Significant Employees

We currently have no employees, other than our sole officer and director Anatoliy Kanev.

 MANAGEMENT

Officers and Directors

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Anatoliy Kanev	37	President, Principal Executive Officer, Secretary, Treasurer,
At Serdike 17A, ap. 37		Principal Financial Officer, Principal Accounting Officer
Sofia, Bulgaria, 1000		And sole member of the Board of Directors.

Mr. Kanev has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on May 19, 2014.  Mr. Kanev owns 100% of the outstanding shares of our common stock. For the past five years he has been a sales manager and then a senior manager at Eurobuses Group LLC (business consultancy services). Mr. Kanev intends to devote close to 75% of his time to planning and organizing activities of Unicobe Corp.

In the past ten years, Mr. Kanev has not been the subject to any of the following events:

1.      Any bankruptcy petition filed by or against any business of which Mr. Kanev was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.      Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.      An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Kanev’s involvement in any type of business, securities or banking activities.

4.      Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.      Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.      Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.      Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

                           i.          Any Federal or State securities or commodities law or regulation; or

                          ii.          Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

                        iii.          Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.      Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term of Office

The director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our Board of Directors and hold office until removed by the Board or until his resignation appoints our officer.

Director Independence

Our board of directors is currently composed of one member, Anatoliy Kanev, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

 EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the years ending June 30, 2016 and 2015 for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Anatoliy
Kanev	201 6-2017	0	0	0	0	0	0	0	020
President

We have no employment agreements with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. Mr. Kanev will not be compensated after the offering and prior to profitable operations. There is no assurance that we will ever generate additional revenues from our operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

Name	Year	Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Anatoliy Kanev		0	0	0	0	0	0	0
	201 6-2017

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

 PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold
Anatoliy Kanev	2,000,000	94.4%	2,000,000	55.3%

[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Kanev is the only "promoter" of our company.

Future sales by existing stockholders

A total of 2,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCQB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application; hence there is no guarantee that a market marker will file an application on our behalf. Even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCQB.

There are no outstanding options or warrants to purchase, or securities convertible into our common stock. There are nine holders of record for our common stock.

 DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•        Have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•        Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•        Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

A holder of outstanding shares, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in their name on the record of shareholders. Except, as herein or in the currently filed Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Anatoliy Kanev, our sole officer and director will offer our securities to his personal friends and family in Bulgaria and relatives and friends in neighboring countries. We will not utilize advertising or make a general solicitation for our offering, but rather, Mr. Kanev will personally and individually contact each investor. Mr. Kanev has no experience in selling securities to investors. Mr. Kanev will not purchase securities in this offering.

Preferred Stock

Currently no preferred shares are issued and outstanding.

Share purchase warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 59% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Nevada anti-takeover laws

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition law provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law.  The control share acquisition law is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Reports

We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our transfer agent is  Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725, telephone number (813) 344-4490.

 RELATED PARTY TRANSACTIONS

On April 1, 2015, we issued a total of 2,000,000 shares of restricted common stock for a total of $2,000 to Anatoliy Kanev, our sole officer , director and the sole promoter of our Company. Our initial offering closed on June 6, 2016.   Initially we sold 440,000 shares for a total raise of $17,600, but we subsequently canceled the subscription of 320,000 shares. The amount of proceeds that were returned to investors was $12,800, while the Company retained $4,800. The shares were returned after the Company discovered some inconsistencies with respect to the identifying documents provided by the investors. The inadequacy of the documentation raised the suspicion that the Company may had been misled with respect to the actual identity of the investors. Out of the abundance of caution, the Company believed it would be in its best interest to return the funds and have the shares cancelled.

Further, Mr. Kanev has advanced funds to us under the loan agreement and the verbal agreement concluded between Mr. Kanev and us, which are filed as Exhibit 10.1 and Exhibit 10.7. Mr. Kanev has undersigned to loan additional funds under any circumstances at a demand of the Company, unless the total sum of the loan exceeds the limitation of $70,000 from the loan agreement ($40,000) and amendment to loan agreement ($30,000). By the moment of this filing, the loan of the Company from Mr. Kanev is $23,967 ($10,177 from the verbal agreement, Exhibit 10.7, and $13,790 from the loan agreement, Exhibit 10.1). Currently, the funding remaining available to the company is $56,210 according to the loan agreement ($26,210) and the amendment to loan agreement ($30,000) filed as Exhibit 10.1 and Exhibit 10.17 respectively. There is no due date for the repayment of the funds advanced by Mr. Kanev. Mr. Kanev will be repaid from revenues of operations if and when we generate significant revenues to pay the obligation. The obligation to Mr. Kanev does not bear interest.

 EXPERTS

Our financial statements for the period from inception to the year ended June 30, 2016 (audited), year ended June 30, 2017 (audited) and for the six months ended  December 31, 2017 (unaudited), included in this prospectus have been audited by Heaton & Company, PLLC as set forth in their report included in this filing. Their report is given upon their authority as experts in accounting and auditing.

 LEGAL MATTERS

The McGeary Law Firm, P.C. has provided an opinion on the validity of our common stock. We have retained them solely for the purpose of providing this opinion.

       FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis through filing a Form 10-K; a firm of Certified Public Accountants will audit the statements.

Our financial statements for the year ended June 30, 2016 (audited), year ended June 30, 2017 (audited) and for the six months ended  December 31, 2017 (unaudited) immediately follow:

UNICOBE CORP.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2017 AND JUNE 30, 2016

Heaton & Company, PLLC

Kristofer Heaton, CPA

240 N. East Prom

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of
Unicobe Corp.

We have audited the accompanying balance sheets of Unicobe Corp. (the Company) as of June 30, 2017 and 2016, and the related statements of operations, stockholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unicobe Corp. as of June 30, 2017 and June 30, 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has negative working capital and has not established stable revenues to cover operating expenses. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Heaton & Company, PLLC
Farmington, Utah
September 29, 2017

     UNICOBE CORP.

BALANCE SHEETS

AS OF JUNE 30, 2017 AND JUNE 30, 2016

ASSETS	June 30, 2017	June 30, 2016
Current Assets
Cash and cash equivalents	$1,555	$1,963
Inventory	5,935	1,507
Prepaid Expenses	2,552	402
Total Current Assets	10,042	3,872

Fixed Assets
Equipment/Website	7,153	8,498
Total Fixed Assets	7,153	8,498

Total Assets	$17,195	$12,370

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Deferred revenue	$-	$1,200
Loan from director	23,967	10,177
Total Current Liabilities	23,967	11,377

Total Liabilities	23,967	11,377

Stockholders’ Equity (Deficit)
Common stock, par value $0.001; 75,000,000 shares authorized; 2,120,000 and 2,440,000 shares issued and outstanding respectively	2,120	2,440
Additional paid-in capital	4,680	17,160
Retained deficit	(13,572)	(18,607)
Total Stockholders’ Equity (Deficit)	(6,772)	993
Total Liabilities and Stockholders’ Equity (Deficit)	$17,195	$12,370

See accompanying notes to financial statements.

UNICOBE CORP.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED JUNE 30, 2017 AND JUNE 30, 2016

	Year Ended June 30, 2017	Year Ended June 30, 2016

REVENUES	$35,426	$9,095
Cost of Goods Sold	3,763	2,317
Gross Profit	31,663	6,778

OPERATING EXPENSES
General and Administrative Expenses	26,628	25,366
TOTAL OPERATING EXPENSES	(26,628)	(25,366)

NET INCOME (LOSS) FROM OPERATIONS	5,035	(18,588)

PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS)	$5,035	$(18,588)

NET LOSS PER SHARE: BASIC AND DILUTED	$0.00	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,120,000	2,107,709

See accompanying notes to financial statements.

UNICOBE CORP.

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED JUNE 30, 2017 AND 2016

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’

	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, June 30, 2015	2,000,000	$2,000	-	$(19)	$1,981

Shares issued for cash at $0.04 per share for the period ended June 30, 2016	440,000	440	17,160	-	17,600
Net loss for the year ended June 30, 2016	-	-	-	(18,588)	(18,588)
Balance, June 30, 2016	2,440,000	$2,440	17,160	$(18,607)	$993

Shares returned/cancelled and money returned	(320,000)	(320)	(12,480)	-	(12,800)
Net income for the year ended June 30, 2017	-	-	-	5,035	5,035
Balance, June 30, 2017	2,120,000	$2,120	4,680	$(13,572)	$(6,772)

See accompanying notes to financial statements.

UNICOBE CORP.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2017 AND JUNE 30, 2016

	Year Ended June 30, 2017	Year Ended June 30, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period	$5,035	$(18,588)
Adjustments to reconcile net income (loss) to net cash (used in) operating activities:
Depreciation	1,345	1,018
Prepaid Expenses	(2,150)	198
Inventory	(4,428)	(757)
Deferred Revenue	(1,200)	(1,980)
CASH FLOWS USED IN OPERATING ACTIVITIES	(1,398)	(20,109)

CASH FLOWS FROM INVESTING ACTIVITIES	(5,500)	(5,500)
Purchase of Fixed Assets	-	(4,215)
CASH FLOWS USED IN INVESTING ACTIVITIES	-	(4,215)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	17,600
Return of common stock proceeds	(12,800)	-
Proceeds from director loan	13,790	-
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	990	17,600

NET INCREASE (DECREASE) IN CASH	(408)	(6,724)

Cash, beginning of period	1,963	8,687

Cash, end of period	$1,555	$1,963

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to financial statements.

UNICOBE CORP.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2017 AND JUNE 30, 2016

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

UNICOBE Corp. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada on May 19, 2014. We are in a business of producing and selling laser engravings on glass billets.  Our office is located at Serdike 17A, ap. 37 Sofia, Bulgaria, 1000.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  The Company had $35,426 revenues as of June 30, 2017.  The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s year-end is June 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The  Company  considers  all  highly  liquid  investments  with  the  original  maturities  of  three  months  or  less  to be cash equivalents. The Company had $1,555 of cash as of June 30, 2017 and $1,963 as of June 30, 2016.

Fair Value of Financial Instruments

ASC topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	Defined as observable inputs such as quoted prices in active markets;
Level 2:	Defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	Defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from director approximates its fair value due to their short-term maturity.

Prepaid Expenses

Prepaid Expenses are recorded at fair market value. The Company had $2,552 in prepaid rent as of June 30, 2017 and $402 as of June 30, 2016.

UNICOBE CORP.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2017 AND JUNE 30, 2016

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first in, first out (FIFO) method. The Company had a total of $5,935 in raw materials as of June 30, 2017 and a total of $1,507 in inventory, $177 in inventory work-in process and $1,330 in raw materials as of June 30, 2016.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets. We estimate that the useful life of a laser-engraving machine is 7 years and current version of web site is 1 year. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.  Our customers have a right of return of the products for one month from the invoice date. Our customers Bonma Ltd., Zazzl Ltd. and Palex Ltd. are the customers, with which we have sales greater than 10% of total revenues.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the years ended June 30, 2017 and 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the year ended June 30, 2017 and 2016 there were no differences between our comprehensive loss and net loss.

NOTE 4 – LOAN FROM DIRECTOR

As of June 30, 2017 our sole director has loaned a total of $23,967 to the Company. This loan is unsecured, non-interest bearing and due on demand.

The director loaned $13,790 to the Company during the year ended June 30, 2017 ($0 – 2016).  The balance due to the director was $23,967 as of June 30, 2017 and $10,177 as of June 30, 2016, respectively.

UNICOBE CORP.

 NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2017 AND JUNE 30, 2016

NOTE 5 – FIXED ASSETS

	Equipment	Website		Totals
Cost
As at June 30, 2015	$5,200	$300		$5,500
Additions	4,215	-		4,215
Disposals	-	-		-
As at June 30, 2016	$9,415	$300		$9,715
Additions	-	-		-
Disposals	-	-		-
As at June 30, 2017	$9,415	$300		$9,715

Depreciation
As at June 30, 2015	$(124)	$(75)	$	$ (199)
Change for the year	(793)	(225)		(1,018)
As at June 30, 2016	$(917)	$(300)		$(1,217)
Change for the period	(1,345)	(-)		(1,345)
As at June 30, 2017	$(2,262)	$(300)		$(2,562)

Net book value	$7,153	$-		$7,153

NOTE 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

In May 2015, the Company issued a total of 2,000,000 common shares for cash contribution of $2,000 at $0.001 per share to its founder and sole executive officer Anatoliy Kanev.

During March 2016, the Company issued a total of 60,000 common shares for cash contribution of $2,400 at $0.04 per share.

During April 2016, the Company issued a total of 225,000 common shares for cash contribution of $9,000 at $0.04 per share.

During May 2016, the Company issued a total of 120,000 common shares for cash contribution of $4,800 at $0.04 per share.

During June 2016, the Company issued a total of 35,000 common shares for cash contribution of $1,400 at $0.04 per share.

In January 2017, the Company rescinded the offering of 320,000 shares sold to certain shareholders during March to June 2016.  The amount of proceeds that were returned to investors was $12,800, while the Company retained $4,800. The shares were returned after the Company discovered some inconsistencies with respect to the identifying documents provided by the investors. The inadequacy of the documentation raised the suspicion that the Company may had been misled with respect to the actual identity of the investors. Out of the abundance of caution, the Company believed it would be in its best interest to return the funds and have the shares cancelled.

There were 2,120,000 shares of common stock issued and outstanding as of June 30, 2017.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company has signed a Rental Agreement dated April 28, 2017 with Elica Valentinova for one-year term with the opportunity of expansion. The monthly rental fee is $150. The Company has reentered a rental agreement for a $230 monthly fee since August 1, 2017 till September 1, 2018.

UNICOBE CORP.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2017 AND JUNE 30, 2016

NOTE 8 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

The Company has no tax position at June 30, 2017 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company does not recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties at June 30, 2017. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended activities.

The valuation allowance at June 30, 2017 was approximately $4,614. The net change in valuation allowance during the year ended June 30, 2017 was $(1,712). In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of June 30, 2017.  All tax years since inception remain open for examination by taxing authorities.

The Company has a net operating loss carryforward for tax purposes totaling approximately $13,572 at June 30, 2017, expiring through 2036. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

	June 30, 2017	June 30, 2016
Non-current deferred tax assets:
Net operating loss carryforward	$(13,572)	$(18,607)
Stock based compensation	-	-
Inventory obsolescence	-	-
Accrued officer compensation	-	-
Total temporary differaces	$(13,572)	$(18,607)
Total deferred tax assets	$(4,614)	$(6,326)
Valuation allowance	4,614	6,326
Net deferred tax assets	$-	$-

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the year ended June 30, 2017 as follows:

	Year ended June 30, 2017	Year ended June 30, 2016

Computed "expected" tax expense (benefit)	$1,712	$(6,326)
Penalties and fines and meals and entertainment	-	-
Accrued officer compensation	-	-
Change in valuation allowance	$(1,712)	$6,326
Actual tax expense (benefit)	$-	$-

UNICOBE CORP.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2017 AND JUNE 30, 2016

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to June 30, 2017 through the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

UNICOBE CORP.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017

TABLE OF CONTENTS

Page
Balance Sheets as of December 31, 2017 (unaudited) and June 30, 2017	4 6

Statements of Operations for the three and six months ended December 31 , 2017 and 2016 (unaudited)	47

Statements of Cash Flows for the six month s ended December 31 , 2017 and 2016 (unaudited)	48

Notes to the u naudited Financial Statements December 31, 2017	49

UNICOBE CORP.

BALANCE SHEETS

AS OF DECEMBER 31, 2017 AND JUNE 30, 2017

ASSETS	December 31, 2017 (Unaudited)	June 30, 2017

Cash and cash equivalents	$508	$1,555
Inventory	1,293	5,935
Accounts receivable	11,494	-
Prepaid Expenses	1,252	2,552
Total Current Assets	14,547	10,042

Fixed Assets
Equipment/Website	6,480	7,153
Total Fixed Assets	6,480	7,153

Total Assets	$21,027	$17,195

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Loans	$23,967	$23,967
Total Current Liabilities	23,967	23,967

Total Liabilities	23,967	23,967

Stockholders’ Equity (Deficit)
Common stock, par value $0.001; 75,000,000 shares authorized; 2,120,000 and 2,120,000 shares issued and outstanding as of December 31, 2017 and June 30, 2017, respectively	2,120	2,120
Additional paid-in capital	4,680	4,680
Accumulated deficit	(9,740)	(13,572)
Total Stockholders’ Equity (Deficit)	(2,940)	(6,772)
Total Liabilities and Stockholders’ Equity(Deficit)	$21,027	$17,195

See accompanying notes to financial statements.

UNICOBE CORP.

STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2017 AND 2016

(UNAUDITED)

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Six Months Ended December 31, 2017	Six Months Ended December 31, 2016

REVENUES	$13,244	$3,560	$20,189	$16,326
Cost of Goods Sold	3,901	294	4,642	2,088
Gross Profit	9,343	3,266	15,547	14,238

OPERATING EXPENSES
General and Administrative Expenses	3,016	4,202	11,715	16,593
TOTAL OPERATING EXPENSES	(3,016)	(4,202)	(11,715)	(16,593)

NET INCOME (LOSS) FROM OPERATIONS	6,327	(936)	3,832	(2,355)

PROVISION FOR INCOME TAXES	-	-	-	-

NET INCOME (LOSS)	$6,327	$(936)	$3,832	$(2,355)

NET LOSS PER SHARE: BASIC AND DILUTED	$0.00	$(0.00)	$0.00	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,120,000	2,440,000	2,120,000	2,440,000

See accompanying notes to financial statements.

UNICOBE CORP.

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2017 AND 2016

(UNAUDITED)

	Six Months Ended December 31, 2017	Six Months Ended December 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period	$3,832	$(2,355)
Adjustments to reconcile net income (loss) to net cash (used in) operating activities:
Depreciation	673	672
Changes in operating assets and liabilities
Prepaid Expenses	1,300	(48)
Inventory	4,642	1,221
Accounts Receivable	(11,494)	-
Deferred Revenue	-	(1,200)
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	(1,047)	(1,710)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES	-	-

NET INCREASE (DECREASE) IN CASH	(1,047)	(1,710)

Cash, beginning of period	1,555	1,963

Cash, end of period	$508	$253

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to financial statements.

UNICOBE CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

UNICOBE Corp. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada on May 19, 2014. We are in a business of producing and selling laser engravings on glass billets.   Our office is located at Serdike 17A, ap. 37 Sofia, Bulgaria, 1000.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles , which contemplate continuation of the Company as a going concern .  However , the Company had limited revenues as of December 31, 2017 .  The Company currently has income , negative working capital and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time . Therefore , there is substantial doubt about the Company’s ability to continue as a going concern .

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s year-end is June 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

T he  Company  considers  all  highly  liquid  investments  with  the  original  maturities  of  three  months  or  less  to be cash equivalents. The Company had $508 of cash as of December 31, 2017 and $1,555 as of June 30, 2017.

Fair Value of Financial Instruments

ASC topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	Defined as observable inputs such as quoted prices in active markets;
Level 2:	Defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	Defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from director approximates its fair value due to their short-term maturity.

man" lang=EN-GB style="font-size:10.0pt;">Prepaid Expenses

Prepaid Expenses are recorded at fair market value. The Company had $1,252 in prepaid rent as of December 31, 2017 and $2,552 as of June 30, 2017.

  UNICOBE CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first in, first out (  FIFO ) method. The Company had a total of $1,293 in raw materials as of December 31, 2017, and $5,935 in raw materials as of June 30, 2017.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets. We estimate that the useful life of a laser-engraving machine is 7 years and the current version of the web site is 1 year. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.  Our customers have a right of return of the products for one month from the invoice date. Sales made to customers are recorded as deferred revenue until the right of return period has passed.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the six months ended December 31, 2017 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the six months ended December 31, 2017 and 2016 there were no differences between our comprehensive loss and net loss.

NOTE 4 – LOAN FROM DIRECTOR

As of December 31, 2017, our sole director loaned to the Company $23,967. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $23,967 as of December 31, 2017 and $23,967 as of June 30, 2017, respectively.

UNICOBE CORP.

 NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 5 – FIXED ASSETS

	Equipment	Website	Totals
Cost
As at June 30, 2016	$9,415	$300	$9,715
Additions	-	-	-
Disposals	-	-	-
As at June 30, 2017	$9,415	$300	$9,715
Additions	-	-	-
Disposals	-	-	-
As at December 31, 2017	$9,415	$300	$9,715

Depreciation
As at June 30, 2016	$(917)	$(300)	$(1,217)
Change for the period	(1,345)	(-)	(1,345)
As at June 30, 2017	$(2,262)	$(300)	$(2,562)
Change for the period	(673)	(-)	(673)
As at December 31, 2017	$(2,935)	$(300)	$(3,235)

Net book value	$6,480	$-	$6,480

NOTE 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

During March 2016, the Company issued a total of 60,000 common shares for cash contribution of $2,400 at $0.04 per share.

During April 2016, the Company issued a total of 225,000 common shares for cash contribution of $9,000 at $0.04 per share.

During May 2016, the Company issued a total of 120,000 common shares for cash contribution of $4,800 at $0.04 per share.

During June 2016, the Company issued a total of 35,000 common shares for cash contribution of $1,400 at $0.04 per share.

In January 2017, the Company rescinded the offering of 320,000 shares sold to certain shareholders during March to June 2016.   The amount of proceeds that were returned to investors was $12,800, while the Company retained $4,800. The shares were returned after the Company discovered some inconsistencies with respect to the identifying documents provided by the investors. The inadequacy of the documentation raised the suspicion that the Company may had been misled with respect to the actual identity of the investors. Out of the abundance of caution, the Company believed it would be in its best interest to return the funds and have the shares cancelled.

There were 2,120,000 shares of common stock issued and outstanding as of December 31, 2017.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company renewed a rental agreement for a $230 monthly fee since August 1, 2017 till September 1, 2018.

UNICOBE CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2017 through the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PROSPECTUS

1,500,000 SHARES OF COMMON STOCK

UNICOBE CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 201 8, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$6.95
Auditors Fees and Expenses	$3,750.00
Legal Fees and Expenses	$2,500.00
Transfer Agent Fees	$1,250.00
EDGAR Agent Fees	$500.00
TOTAL	$8,006.95

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner, he reasonably believed to be in or not opposed to the best interests of the corporation. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses, which such offer, or director or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Anatoliy Kanev	04/01/2015	2,000,000	$2,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.     EXHIBITS.

Exhibit Number	Description of Exhibit
3.1[1]	Articles of Incorporation of the Registrant
3.2[1]	Bylaws of the Registrant
5.1[3] 10.1[1] 10.2[1] 10.3[3] 10.4[3] 10.5[3]

Opinion:  Legality and Consent of Counselor The McGeary Law Firm, P.C.

Interest-free Loan Agreement, May 21, 2014

Rental Agreement, March 27, 2015

Rental Agreement, October 15, 2015

Rental Agreement, April 25, 2016

Rental Agreement, April 28, 2017

10.6[1] 10.7[1] 10.8[2] 10.9[2] 10.10[2] 10.11[2] 10.12[2] 10.13[3] 10.14[3] 10.15[3] 10.16[3] 10.17 [4]

Sale Distribution Contract, March 1, 2015

Verbal Agreement, April 1, 2015

Sale Distribution Contract, April 1, 2015

Sale Contract, October 9, 2015 with ViDiAn, EOOD

Sale Contract, November 1, 2015 with Smartarts Ltd.

Sale Contract, December 17, 2015 with Palex Ltd

Purchase and sale agreement, January 11, 2016

Sale Contract, March 1, 2015 with Zografov & Co Ltd

Sale Contract, April 1, 2015 with Zografov & Co Ltd

Sale Contract, October 25, 2016 with Zazzl Ltd.

Sale Contract, April 3, 2017 with Bonma Ltd.

Amendment to Loan Agreement, August 22, 2017

23.1 99.1[1]	Consent of Heaton & Company, PLLC Subscription Agreement

1 - Previously filed on September 14, 2015

2 - Previously filed on February 2, 2016

3 - Previously filed on July 25, 2017

4 - Pre viously filed on December 26, 2017

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sofia, Bulgaria on March 22, 201 8.

UNICOBE CORP.

By:	/s/	Anatoliy Kanev
	Name:	Anatoliy Kanev
	Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anatoliy Kanev, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his  name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Amended Form S-1/A of Unicobe Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following person in the capacities and on the dates indicated has signed this registration statement.

Signature	Title	Date

/s/ Anatoliy Kanev
Anatoliy Kanev	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	March 22, 201 8